EXHIBIT 10.80

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement dated as of November 14, 2001 ("Agreement") sets forth the terms under which Vertical Computer Systems, Inc. ("Vertical") agrees to purchase from Paradigm Sales, Inc. ("Paradigm") certain property formerly owned by Adhesive Software, Inc., which Paradigm has acquired through a foreclosure sale by Silicon Valley Bank ("Bank").

      1. Paradigm hereby quitclaims and transfers to Vertical all of the title and interest that Paradigm received from the Bank in the following assets ("Purchased Property"):

            (a)   The data and files for SiteFlash;

            (b)   The data and files for NewsFlash;

            (c) The patent pending for the underlying object management framework on which SiteFlash and NewsFlash are based;

            (d) The patent application, Serial No. 09/410,334, entitled System and Method for Generating Web Sites on an Arbitrary Object Framework;

            (e) Any rights in a technology license agreement with Enfacet, Inc.; and

            (f) The furniture, equipment and hardware listed on Exhibit "A" attached hereto.

      2. Except as expressly provided herein, Paradigm disclaims any and all warranties on the purchased Property, including (without limitation) any warranties of title or any implied warranties of merchantability or fitness for a particular purpose.

      3. The purchase price for the Purchased Property assets is FIVE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,100,000.00), payable as follows:

            (a)   $100,000.00
                  ("Cash Payment")              $100,000.00

            (b)   50,000 Class C                $5,000,000.00
                  Preferred Stock, $100 par

      4. The Cash Payment of $100,000.00 shall be deposited into Paradigm's account or as otherwise credited to Paradigm's account concurrently with the sale and transfer of the Purchased Property.

      5. Concurrently with the delivery of the Purchased Property, Vertical shall deliver the 50,000 Shares of Preferred Stock to Paradigm. Paradigm acknowledges and agrees that Paradigm and any successor-in-interest to the Preferred Stock of the 50,000 Preferred Shares will be bound by (a) Vertical's standard "piggy-back" terms, a copy of which is attached hereto as exhibit "B", and incorporated by this reference, and (b) Vertical's standard lock-up agreement, a copy of which is attached hereto as Exhibit "C" and incorporated by this reference.

      6. Unless otherwise specified, all notices or other communications required herein must be in writing and will be deemed to have been duly served if hand-delivered, sent by registered mail, return receipt requested, first class mail postage prepaid and properly addressed, or sent by overnight delivery. Notices shall be delivered to the address of each party as set forth below or as otherwise designated by the respective party, as applicable.

      7. The parties will execute and deliver such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the rights, responsibilities and obligations created by this Agreement.

      8. Waiver by either party of any provision or any breach of this Agreement will not constitute a waiver of any other provision or any other breach. No waiver of any term of this Agreement will be effective unless contained in writing signed by an authorized representative of the waiving party.

      9. This Agreement and all the rights and obligations of the parties contained herein shall be binding on each party's representatives, assignees and successors and shall inure to the benefit of each party's representatives, assignees and successors.

      10. If any material provision of the Agreement is determined to be invalid, inoperative, unenforceable or illegal by operation of law, regulation, judgment or otherwise, then such provision will be deemed to be superseded and the Agreement modified with a provision which most nearly corresponds to the intent of the parties and is valid, enforceable and legal.

      11. This Agreement does not constitute and may not be construed as creating or constituting a partnership or joint venture between the parties. Neither party may obligate or bind the other party in any manner whatsoever except as expressly provided herein.

      12. This Agreement shall be governed by and construed in accordance with the laws of the State of California and subject to the jurisdiction and venue of the state and federal courts of the County of Los Angeles in the State of California.

      13. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to reasonable attorneys' fees, court costs and expenses.

      14. This Agreement constitutes the sole understanding of the parties about the subject matter hereof and may not be amended or modified except in writing and signed by authorized representatives of each of the parties to this Agreement.

ACCEPTED TO AND AGREED:

VERTICAL COMPUTER SYSTEMS, INC.                 PARADIGM SALES, INC.


By:  /s/ Richard Wade                           By: /s/ Gerald R. Whitt
     -------------------------                      --------------------------
     Richard Wade, President                        Gerald R. Whitt


ADDRESS:                                        ADDRESS:
-------                                         -------
6336 Wilshire Boulevard                         520 South Grand Avenue
Los Angeles, CA  90048                          7th Floor
                                                Los Angeles, CA  90071



                                       2